EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Roger M. Ponder , hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Annual Report on Form 10-Q of Mantra Venture Group Ltd. for the period ended August 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mantra Venture Group Ltd.

Dated: October 19, 2017

/s/ Roger Ponder
Roger Ponder
Chief Executive Officer and Director
(Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer)
Mantra Venture Group Ltd.